UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 24, 2026

Commerce Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Missouri	001-36502	43-0889454
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Walnut,
Kansas City,	MO	64106
(Address of principal executive offices)		(Zip Code)

(816) 234-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading symbol(s)	Name of exchange on which registered
$5 Par Value Common Stock	CBSH	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) The Board of Directors of Commerce Bancshares, Inc. (“Company”) approved the Company's appointment of Steven A. Brandjord in the role of Corporate Controller and Chief Accounting Officer, effective May 15, 2026. Mr. Brandjord's appointment was previously announced in a current report on Form 8-K dated March 30, 2026.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting was held on April 24, 2026. As of the record date, there were a total of 147,283,966 shares of common stock outstanding and entitled to vote at the annual meeting. At the annual meeting, 125,909,553 shares of common stock were represented in person or by proxy, therefore a quorum was present. The following proposals were submitted by the Board of Directors to a vote of security holders:

(1)Election of four directors to the 2029 Class for a term of three years. Proxies for the meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, and there was no solicitation in opposition to management’s nominees, as listed in the proxy statement. The four nominees for the four directorships received the following votes:

Name of Director	Votes For	Votes Withheld	Uncast	Broker Non-Votes
Blackford F. Brauer	99,672,349	1,909,507	—	24,327,697
W. Kyle Chapman	99,007,611	2,573,509	736	24,327,697
Karen L. Daniel	94,222,104	7,359,752	—	24,327,697
David W. Kemper	98,465,704	3,116,152	—	24,327,697

Based on the votes set forth above, the foregoing persons were duly elected to serve as directors for a term expiring at the annual meeting of shareholders in 2029 and until their respective successors have been duly elected and qualified.

Other directors whose term of office as director continued after the meeting were: Terry D. Bassham, Timothy S. Dunn, June McAllister Fowler, John W. Kemper, Alaina G. Maciá, Benjamin F. Rassieur, III, Todd R. Schnuck, and Christine B. Taylor.

(2)Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2026. The proposal received the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
123,852,832	1,875,793	180,928	—

Based on the votes set forth above, the appointment of KPMG LLP as the Company's independent registered public accounting firm to serve for 2026 was duly ratified by the shareholders.

(3)Advisory approval of the Company’s executive compensation as disclosed pursuant to Item 402 of Regulation S-K. This proposal, commonly referred to as “Say on Pay,” is required by Section 14A of the Securities Exchange Act. The "Say on Pay" proposal received the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
92,591,887	8,291,071	698,898	24,327,697

Based on the votes set forth above, the non-binding proposal to approve the compensation awarded by the Company to its named executive officers passed.

Item 8.01 - Other Events

On April 28, 2026, the Company issued a press release announcing the Board of Directors' authorization of an increase in the number of shares that may be repurchased through its share repurchase program. The Board authorized the Company to repurchase, in combination with the amount remaining from the prior authorization on October 31, 2025, up to 7,500,000 total shares of the Company’s common stock through its repurchase program. A copy of the press release announcing this share repurchase program is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Exhibits
99.1    Press release dated April 28, 2026 announcing approval of share repurchase program
104    The XBRL tags on the cover page of this Form 8-K are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE BANCSHARES, INC.
By:	/s/ Paul A. Steiner
Paul A. Steiner
Controller (Chief Accounting Officer)
Date: April 28, 2026